UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN      55075

(Address of Principal Executive Offices)         (Zip Code)

(Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

See Item 8.01 disclosure

Item 8.01.                                          Other Events

On December 2, 2004, Digital Angel Corporation (“the Company”) entered into a Change of Control Agreement (“Agreement”) with Kevin N. McGrath, Digital Angel Corporation’s Chief Executive Officer and President. Upon a Change of Control, as defined in the Agreement, the Agreement provides for the Company to pay compensation to Kevin N. McGrath of three times his base salary and three times his average bonus paid to him for the three full years immediately prior to the Change of Control.

As defined in the Agreement a Change in Control shall be deemed to occur if: (i) any person or entity (or persons or entities acting as a group) other than Applied Digital Solutions, Inc. (“Applied Digital”), the Company’s Majority Stockholder, acquires stock of the Company that, together with stock then held by such person, entity or group, results in such person, entity or group holding more than fifty (50%) percent of the fair market value or total voting power of the Company; or, (ii) a member of the Board of Directors of the Company is replaced by a director (or added to the Company’s Board of Directors) and such director was not nominated and approved by the Board of Directors; or, (iii) a change of control occurs at Applied Digital Solutions, Inc., as such term is defined in the employment agreement between the Company’s current Chairman of the Board, Scott R. Silverman, and Applied Digital Solutions, Inc. Scott R. Silverman is the current Chairman of the Board of Digital Angel Corporation and Applied Digital Solutions, Inc.

The Change of Control Agreement is attached as Exhibit 10.1.

Item 9.01.                                          Financial Statements and Exhibits

(a)                      Financial statements of businesses acquired-Not Applicable

(b)                     Pro forma financial information-Not Applicable

(c)                      Exhibits

Exhibit No. 10.1                                                  Change of Control Agreement, dated December 2, 2004, between Digital Angel Corporation and Kevin N. McGrath

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice-President of Finance and Chief Financial Officer